Exhibit 10.15

2012 Executive Bonus Plan (EBP)

Document Version: 1a

Company Confidential	Document Version: 1a
Draft Date: 28/11/2012

2012 Executive Bonus

For more information on Mavenir Systems, visit our Web site:

http://www.mavenir.com/

Every reasonable effort has been made to ensure the information and procedures detailed in this document are complete and accurate at the time of printing. However, information contained in this document is subject to change without notice.

© 2011 Mavenir Systems Inc.

Company Confidential	Document Version: 1a
Print Date: 20/08/2012

2012 Executive Bonus

Contents

1 Introduction	1
1.1 Document Goal	1
1.2 Intended Audience	1
1.3 Objective	1
1.4 Plan Administration	1
1.5 Glossary	1
2 Eligibility	2
2.1 EBP Ranges	2
3 Plan Components	4
3.1 Maximum EBP Potential	4
3.2 Business Targets	4
3.2.1 Pro-rated achievement and thresholds	4
3.2.1 Graphs showing %s for pro rata achievement	5
Graph to show % of MBP allocated for different Revenue Achievements	5
Graph to show % of MBP allocated for different Operatign Income Achievements	5
3.3 Individual performance - Management Objectives	6
4 Payment Calculation	7
4.1.1 Example 1	7
4.1.2 Example 2	7
4.1.3 Example 3	8
4.1.4 Example 4	8
5 Bonus Payments	9
6 General Provisions	10
6.1 Employment	10
6.2 Tax & Social Security Liabilities	10
6.3 Modifications, Suspension or Termination	10
6.4 Terminations	10
6.5 Events	10
6.6 Other Agreements	10
6.7 Administrative Guidelines	10

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2012 Executive Bonus

Document History

Issue	Date	Change summary	Owner
1a	14/05/2012	First Version of 2012 Executive Bonus Plan	Carolyn Turner

Changes since last issue

Document control

Owner:	Carolyn Turner	Approver:	Terry Hungle
Owner title:	VP Human Resources	Approver title:	CFO
Doc file name:	Mavenir Executive Bonus Plan.doc
Document date:	14th May 2012

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1	Introduction

1.1	Document Goal

This document defines the details of the Mavenir Systems 2012 Bonus Plan (Plan) for Executives.

1.2	Intended Audience

All Executives whose contractual terms & conditions indicate that they are eligible to participate in the Plan.

1.3	Objective

The aim of the Plan is to link individual and company performance to remuneration in order to foster a high performance environment. And it encourages individuals to focus on what they can influence whilst keeping any payments aligned with the overall financial success of the Company.

1.4	Plan Administration

The Plan shall be administered by a bonus committee consisting CEO, CFO and VP Human Resources. The Committee in its sole discretion shall determine the calculation of payments awarded as described herein. All decisions of the committee are final and binding.

EBP payments are made on an annual basis according to the Company’s and the Individual’s performance. The fact EBP payments are paid in one year sets no precedent that they will be paid in subsequent years.

All EBP payments are discretionary and subject to Board approval. The Company reserves the right to alter this plan, including the level of any payout, at any time.

1.5	Glossary

Table 1 Document Glossary

Item	Definition
CEO	Chief Executive Officer of the Company
CFO	Chief Financial Officer of the Company
EBP	2012 Executive Bonus Plan
MBP	Maximum Bonus Potential
IP	Individual Performance against Management Objectives
Company	Mavenir Systems, Inc.
HRO	Human Resources Office
Participant	A person eligible to participate in the Plan

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2012 Executive Bonus

2	Eligibility

Staff classified as Executives by the Board are eligible for the Plan. If so, eligibility will be defined in the contractual terms and conditions of the employee.

Eligibility in a previous calendar year sets no precedent for eligibility in any future calendar year.

The VP Human Resources is responsible for establishing lists of eligible employees and sending them an information letter detailing starting date and incentive range for each calendar year. All eligible executives in a given calendar year will be notified in writing.

The Plan is payable to all eligible employees who are (actively) on payroll and have not tendered their resignation prior to the date the payment is made for the reference year. Any employee leaving the Company before the payment date is not eligible for EBP payment for the previous reference year.

The EBP bonus is pro-rated over the eligibility period for complete months worked in the reference year, i.e. should an employee become EBP eligible on March 10th, the EBP would be calculated based on 9 months of annual EBP entitlement.

Sales and Business Development Executives are not eligible for the EBP. They are compensated via the Sales Incentive Plan (SIP)

Bonus schemes are mutually exclusive. No employee can be eligible for a full EBP and full SIP. However, dual EBP/SIP arrangements may be put in place for certain roles. In such instances the details will be confirmed in writing to the individual.

2.1	EBP Ranges

Maximum EBP amounts vary by position usually varying between 15% and 30% of annual base salary as determined by an individual’s contractual terms and conditions. The Board are responsible for agreeing EBP ranges for executives.

The EBP range depends on role, organizational level of the employee and local market practices.

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3	Plan Components

The breakdown of the Plan components for executives are as follows:

•	The eligible employee’s Maximum Bonus Potential amount (MBP)

•	Business Revenue Achievements (RA) and Operating Income Achievements (OIA)

•	Individual Performance (IP) against management objectives

3.1	Maximum EBP Potential

For EBP payment calculations, Maximum Bonus Potential (MBP) in local currency is as specified in the eligible employee’s employment terms and conditions and any % based on the employee’s base compensation as of 31st December of the reference year.

3.2	Business Targets

Business targets and performance against Management objectives are used as factors in calculating the EBP payment. Components are

•	Revenue Achievement (RA)

•	Operating Income Achievement (OIA)

•	Performance Against Management Objectives (IP)

Table 2 Weightings of components and targets

Achievement	Percentage of MBP	2012 Target
Annual revenue target	50%	US$	90m

Operating Income	30%	US$	3m
Management Objectives	20%

3.2.1	Pro-rated achievement and thresholds

Achievement of the Revenue target would result in 50% of the MBP being allocated for payment.

Achievement of the Operating Income target would result in 30% of the MBP being allocated for payment.

There are minimum thresholds for payment against revenue and operating income achievement.

•	Minimum revenue threshold for payment = 90% of revenue target (i.e. $81M for 2012)

•	Minimum Operating income threshold for payment = $1

Achievement of minimum threshold pays 0.5 of the associated MBP %s , i.e. 25% for revenue and 15% for operating income. Payment increases linearly from these levels to 100% achievement of target.

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2012 Executive Bonus

< 90% achievement of the revenue target will result in no payment for revenue achievement being allocated.

Achievement of <$1 operating income will result in no payment for operating income achievement being allocated.

Payment for between 100% and 120% achievement of the revenue target (i.e. for 2012 between US$90m and US$108m) is calculated on a linear pro rata basis from 100% subject to a maximum threshold of 200% for 120% of revenue achievement. A revenue achievement of >=120% (i.e. >= US$108m for 2012) would result in double the revenue % of MBP being allocated.(i.e. 100%)

Payment for >100% achievement of the operating income target is calculated on a linear pro rata basis from 100% subject to a maximum threshold of 200% achievement. A operating income achievement of >=200% (i.e >= US$6m for 2012) would result in double the operating income % of MBP being allocated. (i.e. 60%).

3.2.1	Graphs showing %s for pro rata achievement

Graph to show % of MBP allocated for different Revenue Achievements

Graph to show % of MBP allocated for different Operating Income Achievements

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3.3	Individual performance—Management Objectives

At the beginning of each year between 2 and 4 objectives will be agreed in writing with each executive and approved by the Board. At the end of each financial year % achievement against these objectives (IP) will be judged by CEO and CFO.

The maximum individual achievement factor is 20%. The minimum achievement factor is 0%.

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4	Payment Calculation

For a given year an individual’s annual EBP payment is calculated as follows:

EBP Payment = MBP * (RA%+OIA% +IP%)

Where:

MBP = Maximum Bonus Potential

RA% = Revenue achievement %

OIA% = Operating Income achievement %

IP% = % awarded for individual achievement of management objectives

The Revenue and Operating Income figures will be as published for end of year accounts.

Some examples calculations are given below—it may help to refer to the graphs shown in section 3.2.1.

Example 1

Table 3 Example 1

Criteria	Figures
Maximum Bonus Potential (MBP)	$10,000
Revenue achieved (RA)	US$99m (110% of target)
Revenue achievement % paid (RA%)	75%
Operating Income achieved (OI)	US$3.75m (125% of target) gives factor =1.25
Operating Income achievement % (OI%)	1.25*30%=37.5%
Individual Achievement against MBOs (IP)	16% (80%of 20)
Bonus calculation	10,000 * (75%+37.5%+ 16%)
Bonus paid	US$12850

4.1.1	Example 2

Table 4 Example 2

Criteria	Figures
Maximum Bonus Potential (MBP)	$10,000
Revenue achieved (RA)	US$81m (90% of target)
Revenue achievement % (RA%)	0.5 * 50%= 25%
Operating Income achieved (OI)	US$0m
Operating Income achievement % (OI%)	0
Individual Achievement against MBOs (IP)	15% (75% of 20%)
Bonus calculation	10,000 * (25%+0% + 15%)
Bonus paid	US$4,000

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2012 Executive Bonus

4.1.2	Example 3

Table 5 Example 3

Criteria	Figures
Maximum Bonus Potential (MBP)	$10,000
Revenue achieved (RA)	US$85.5m (95% of target)
Revenue achievement % paid (RA%)	37.5%
Operating Income achieved (OI)	US$2.25m (75% of target)
Operating Income achievement % (OI%)	26.25%
Individual Achievement (IP)	10%(50% of 20%)
Bonus calculation	10,000 * (37.5%+26.25%+10%)
Bonus paid	US$7,375

4.1.3	Example 4

Table 6 Example 4

Criteria	Figures
Maximum Bonus Potential (MBP)	$10,000
Revenue achieved (RA)	US$225m (250% of target)
Revenue achievement % paid (RA%)	2 * 50% = 100%
Operating Income achieved (OI)	US$6m (200% of target)
Operating Income achievement % (OI%)	2 * 30% = 60%
Individual Achievement (IP)	18% (90% of 20%)
Bonus calculation	10,000 * (100%+60%+18%)
Bonus paid	US$17,800

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5	Bonus Payments

EBP payments are made after the previous year’s financial results have been confirmed and the Board has approved the associated EBP payments. Payments are targeted to be made in the February payroll but this is not guaranteed.

All EBP payments are subject to Board approval. There is no entitlement to payout for pro-rated achievement.

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2012 Executive Bonus

6	General Provisions

6.1	Employment

This Plan shall not be construed to create a contract of employment between the Company and the Plan Participant. This Plan does not replace or modify any components of the Plan Participant’s individual Employment Agreement with the Company.

6.2	Tax & Social Security Liabilities

Deductions for tax and social security liabilities will be calculated and withheld from all commissions, bonuses, and other incentives as appropriate to country and/or local requirements.

6.3	Modifications, Suspension or Termination

The CEO of Mavenir Systems reserves the right to modify, suspend, or terminate this plan, in writing, without advance notice to Plan Participants.

6.4	Terminations

When a Plan participant’s employment is terminated by the Company without cause after the end of the reference year but prior to the payment of EBP payments for the year any amount due to the Plan participants will be calculated and paid as per the terms of the Plan.

6.5	Events

Any event not previously described or anticipated by this plan will be reviewed by the CEO of Mavenir Systems.

6.6	Other Agreements

The Plan, including any amendment hereto, constitutes the entire understanding of the Company and the Plan Participant with respect to bonus incentives and cancels and supersedes all other agreements relating to such compensation.

6.7	Administrative Guidelines

If any provision of the Plan is found to be void or unenforceable by a Court of Law, it shall be amended or deleted and the remainder of the Plan shall remain in full force and effect.

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